Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

(James J. Benard)

THIS AMENDMENT NO. 1 dated effective January 1, 2004 (this “Amendment”) to the Employment Agreement dated as of January 1, 2001 (the “Employment Agreement”) between CARRIAGE SERVICES, INC., a Delaware corporation (the “Company”), and JAMES J. BENARD, a resident of Sugar Land, Texas (the “Employee”);

W I T N E S S E T H:

WHEREAS, the parties entered into the Employment Agreement so that the services of the Employee would be made available to perform the duties of the Vice President of Cemetery Operations of the Company; and

WHEREAS, the Employment Agreement initially contemplated that it would expire on December 31, 2003, and Employee has in fact continued as an employee of the Company through the date hereof; and

WHEREAS, the parties desire to amend the Employment Agreement to extend the term thereof through December 31, 2006, as hereinafter provided;

WHEREAS, the parties also desire to amend certain other terms of the agreement as hereinafter provided;

NOW THEREFORE, for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Term Amendment.  The parties hereby agree to amend Section 1 of the Employment Agreement in its entirety so that, as amended, Section 1 shall read as follows:

“The Company hereby employs the Employee for a term commencing on the date hereof and, subject to earlier termination as provided in Section 7 hereof, ending on December 31, 2006 (such term being herein referred to as the “term of this Agreement”).  The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.”

2.             Duties Amendment.  The parties hereby agree to amend Section 2 of the Employment Agreement in its entirety so that, as amended, Section 2 shall read as follows:

“The Employee shall serve the Company and shall report to, and be subject to the general direction and control of, the Chief Executive Officer of the Company or any other executive officer designated by him.  The Employee shall perform the management and administrative duties of Sr. Vice President-Cemetery Operations and Sales of the Company.  The Employee

shall also serve as Sr. Vice President of Cemetery Operations of any subsidiary of the Company as requested by the Company, and the Employee shall perform such other duties as are from time to time assigned to him by the Chief Executive Officer as are not inconsistent with the provisions hereof.

3.             Compensation Amendment.  The parties hereby agree to amend Section  4 of the Employment Agreement in its entirety so that, as amended, Section 4 shall read as follows:

“During the term of this Agreement, the Company shall pay the Employee a salary of $17,500.00 per full calendar month of service completed, appropriately prorated for partial months at the commencement and end of the term of this Agreement.  The salary set forth herein shall be payable in bi-weekly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement. The Company shall have the right to deduct from any payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the Employee.”

4.             Restrictive Covenants Amendment.  The parties hereby agree to amend Section 8 of the Employment Agreement as follows:

The term of the Restrictive Covenant would change from two years to one year only if the Employee is terminated without cause as described in Section 7 (d) above.  Except for this specific change, all other parts of Section 8 remain the same.

5.             Ratification; Binding Effect.  The parties hereby ratify and confirm the continued effectiveness and validity of the Consulting Agreement, which (subject to the foregoing amendment) shall remain in full force and effect in accordance with its terms.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in one or more counterparts effective for all purposes as of January 1, 2004.

CARRIAGE SERVICES, INC.

By:	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and CEO

/s/ James J. Benard
James J. Benard